                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JANUARY 13, 1998



                            HARVARD SCIENTIFIC CORP.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    NEVADA                     0-28392                 88-0226455
(STATE OR OTHER            (COMMISSION FILE         (I.R.S. EMPLOYER
JURISDICTION OF                 NUMBER)           IDENTIFICATION NO.)
INCORPORATION)


     100 NORTH ARLINGTON AVENUE, SUITE 380, RENO, NEVADA  89501
--------------------------------------------------------------------------------
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (702) 796-1173

       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  Other Events

     On January 13, 1998, Dr. Jackie R. See and Mr. Thomas E. Waite ("Investors") entered into an agreement ("Agreement", a copy of which is an exhibit hereto) to provide equity financing to registrant, Harvard Scientific Corp. ("Harvard") prior to January 1, 1999 that may aggregate $10,000,000. This investment in common stock ("Common") of Harvard is to be made in tranches of $500,000 to $2,000,000 each. Dr. See and Mr. Waite constitute all the directors of Harvard, Dr. See being a consultant to Harvard and its Director of Research, and Mr. Waite being Harvard's President and Chief Executive Officer.

        Under the Agreement, the Investors are to invest an initial tranche when the maximum number of shares of Common issuable under the Agreement have been registered under the Securities Act of 1933 and have been qualified or registered under the laws of any other jurisdiction as to which the Investors my reasonably request. Subsequent tranche purchases are at the sole option of the Investors. The price per share for the initial investment of up to $5,000,000 (only $500,000 of which the Investors are required to make) is $0.3164 per share ("Acquisition Price"), which is the average closing bid price of a share of Common on the NASD OTC Electronic Bulletin Board for the 10 trading days ending January 12, 1998, the day before the Agreement was executed by the parties. The price for the next investment of up to $2,500,000 (none of which the Investors are required to make) is $200% of the Acquisition Price, or $0.6328 per share, and the price of the last investment of up to $2,500,000 (none of which the Investors are required to make) is $1.2656 per share. The results of the possible investments may be summarized as follows:

                Required         Investment of        Investment of        Investment of
Investor     Investment of        $5,000,000           $7,500,000           $10,000,000
--------       $500,000           ----------           ----------           -----------
               --------
           Average             Average             Average              Average
           Price               Price               Price                Price
            Per      Number     Per      Number     Per      Number of   Per      Number of
           Share   of Shares   Share   of Shares   Share      Shares    Share       Shares
           -----   ---------   -----   ---------   -----      ------    -----       ------
Dr. See    $0.3164    790,139  $0.3164  7,901,391  $0.3797   9,876,738  $0.4602  10,864,412
Mr. Waite  $0.3164    790,139  $0.3164  7,901,391  $0.3797   9,876,738  $0.4602  10,864,412
                      -------           ---------            ---------           ----------
Total      $0.3164  1,580,278  $0.3164  15,802,782 $0.3797  19,753,477  $0.4602  21,728,824
                    =========           ==========          ==========           ==========

     Dr. See currently owns 3,150,000 shares of Common and may be deemed to own beneficially 11,717,500 shares of Common, including 7,467,500 shares owned by Bio-Sphere Technologies, Inc., of which Dr. See is a controlling person, and 1,100,000 shares owned by the Wassgren Anita See Trust (Anita See being Dr. See's wife), of which trust Dr. See disclaims beneficial ownership. Such 11,717,500 shares excludes 2,750,000 shares owned by his adult children who do not reside with him and 4,000,000 shares owned by Mr. Waite, over which Dr. See has no control, although he and Mr. Waite may be considered to be a group as a

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result of the acquisition of shares pursuant to the Agreement. Mr. Waite currently owns 4,000,000 shares of Common, excluding the 11,717,500 shares owned by Dr. See, Bio-Sphere Technologies, Inc. and the Wassgren Anita See Trust, over which Mr. Waite has no control, even though he and Dr. See may be considered to be a group, as noted above. Harvard currently has 34,477,437 shares of Common outstanding, and additional shares are issuable upon conversion of Harvard's 6% Convertible Debentures currently outstanding in the principal amount of $2,550,000 (with accrued interest of $129,107 as at January 23, 1998), which number of shares would be 4,153,645 shares if such Debentures were converted in full as of January 23, 1998.

        The following table summarizes these current holdings of Dr. See and Mr. Waite and indicates their holdings on a pro forma basis, assuming a minimum required investment of $500,000 by the Investors, in the first instance, and a maximum possible investment of $10,000,000 by the Investors, in the second instance. The number of shares of Common held, and the percentage thereof of the total outstanding, are set forth on the assumption that the Investors sell no Common owned by them, although, as noted below the Investors may well effect sales of Common in connection with the equity financing contemplated by the
Agreement:

   Stock                                   Assuming Minimum         Assuming Maximum
  Control        Current Holdings        $500,000 Investment     $10,000,000 Investment
  -------        ----------------        -------------------     ----------------------
                  No. of    Percentage    No. of     Percentage    No. of     Percentage
                  Shares    ----------    Shares                   Shares     ----------
                  ------                  ------                   ------
Dr. See         11,717,500   33.99%      12,507,639    34.69%     22,581,912    40.18%
Mr. Waite        4,000,000   11.60%       4,790,139    13.28%     14,864,412    26.45%
                 =========   ======       =========    ======     ==========    ======
See & Waite     15,717,500   45.27%      17,297,778    47.97%     37,446,324    66.62%
                ==========   ======      ==========    ======     ==========    ======
Total Stock     34,477,437   100.00%     36,057,715   100.00%     56,206,261   100.00%
                ==========   =======     ==========   =======     ==========   =======

     It is contemplated that Dr. See and Mr. Waite will participate equally in each purchase of shares under the Agreement, but it is possible that one of them may advance funds on a short term basis to the other in connection with any such purchase. Any shares acquired by Dr. See or Mr. Waite under the Agreement (as well as any other shares of Harvard they may own) may be disposed of, or used as collateral for borrowings, by Dr. See or Mr. Waite at any time for purposes unrelated to the purchase of shares under the Agreement.

     In purchasing shares under the Agreement, Dr. See and Mr. Waite may use their personal funds, borrow funds from third parties, dispose of assets they own to realize funds, or any combination of such methods. Any borrowing may be secured by assets of Dr. See and Mr. Waite, including shares of Harvard common stock now owned by them and, after the initial tranche, shares acquired pursuant to the Agreement. There can be no assurance that any such borrowing or sale of assets will be successful in producing adequate funds to complete the full $10,000,000 financing or any part thereof (other than the initial $500,000, for which the Investors have adequate independent assets, although they may engage in sales or borrowings, as set forth above, in connection therewith.)

     Among the assets that may be disposed of to produce funds to acquire shares under the Agreement are shares of Harvard owned by Dr. See and Mr. Waite including, after the initial tranche, shares acquired pursuant to the Agreement. In this regard, shares of Common now owned directly by Dr. See and Mr. Waite (excluding shares of Common otherwise attributable to them), or 3,150,000 shares owned by Dr. See and 4,000,000 shares owned by Mr. Waite, are subject to registration rights under the consulting agreement with Dr. See and the employment agreement with Mr. Waite, respectively. Both Dr. See and Mr. Waite

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have exercised these rights, so that Harvard has commenced the preparation of a registration statement under the Securities Act of 1933 covering such shares, which statement, if it becomes effective, will allow the sale or pledge of such shares without restriction, subject to applicable securities laws of the states and other jurisdictions.

     Because the Investors comprise the Board of Directors of Harvard, Harvard is seeking a fairness opinion as to the transaction contemplated by the Agreement. Harvard has retained H D Brous & Co., Inc., a New York Stock Exchange firm, to render such an opinion. If for any reason the transaction contemplated by the Agreement is not confirmed as fair to Harvard, the parties will restructure the transaction in a manner so that a fairness opinion can be given. In addition, Harvard plans to submit the Agreement and the transaction contemplated therein to its shareholders at a meeting called for that purpose (and, possibly, other purposes). In view of the number of shares of Common controlled by the Investors, both of whom have indicated that they will vote in favor of the transaction, it is expected that the Agreement and the transactions contemplated therein will be approved by the shareholders.

        Harvard estimates that the Phase 2 and Phase 3 trials necessary to gain approval from the Food and Drug Administration of its principal product under development, PaGE-1, a therapeutic treatment for male erectile dysfunction, will require approximately $10,000,000. There is no assurance that such approval will be forthcoming, although Harvard believes that it will be successful in obtaining approval. The funds raised pursuant to the Agreement well may not be sufficient, with the other costs of Harvard's operations and the possible redemption of Harvard's 6% Convertible Debentures referred to above, to complete the Phase 2 and Phase 3 trials. In such a case, additional investment into Harvard would be required if the trials are to be completed. There can be no assurance that any such additional investment will be forthcoming or, if additional investment is forthcoming, that it will be on terms acceptable to Harvard.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following is an index of the exhibits filed herewith:

        99.1 Financing Agreement dated January 13, 1998 between Harvard Scientific Corp. and Dr. Jackie R. See and Mr. Thomas E. Waite.

        99.2 Consulting Agreement dated April 19, 1996 between Jackie R. See and Harvard Scientific Corp. (Incorporated by reference to Exhibit 10.1 to Harvard's Registration Statement on Form SB-2 filed on April 21, 1997, registration number 333-25647).

        99.2a Memorandum of Agreement, dated May 15, 1997, amending Consulting Agreement between Harvard and Dr. See (Incorporated by reference to Exhibit 10.1a to Harvard's Registration Statement on Form SB-2, filed with Amendment No. 1 thereto filed June 24, 1997, registration number 333-25647).

        99.2b Memorandum to Consulting Agreement dated January 21, 1998 as of January 4, 1998 between Dr. Jackie R. See and Harvard.

        99.3 Employment Agreement dated January 5, 1998 between Thomas E. Waite and Harvard.

                                   SIGNATURES
                                   ----------





                            HARVARD SCIENTIFIC CORP.



                               /s/ THOMAS E. WAITE
                               -------------------
                            Thomas E. Waite, President







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